As filed with the Securities and Exchange Commission on May 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2077891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

UNIVERSAL HEALTH SERVICES, INC.
AMENDED AND RESTATED 2020 OMNIBUS STOCK AND INCENTIVE PLAN

AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

MARC D. MILLER

President and Chief Executive Officer

UNIVERSAL HEALTH SERVICES, INC.

Universal Corporate Center

367 South Gulph Road

King of Prussia, Pennsylvania 19406

(Name and address of agent for service)

(610) 768-3300

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications
sent to the agent for service, should be sent to:

WARREN J. NIMETZ, ESQ.

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

(212) 318-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Universal Health Services, Inc. (the “Company” or the “Registrant”) is filing this registration statement (this “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register additional 6,000,000 shares of Class B Common Stock, $0.01 par value (“Class B Common Stock”), of the Registrant authorized for future issuance under the Universal Health Services, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan, as amended (the “2020 Stock Plan”), and additional 1,000,000 shares of Class B Common Stock of the Registrant authorized for future issuance under the Universal Health Services, Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”). These additional shares of Class B Common Stock have become reserved for issuance as a result of (i) the amendment of the 2020 Stock Plan, effective as of May 15, 2024, and (ii) the amendment and restatement of the ESPP, effective as of January 17, 2024.

In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Company’s Form S-8 registration statement filed with the Commission, on January 21, 2005 (File No. 333-122188), on June 2, 2020 (File No. 333-238880) and June 9, 2022 (File No. 333-265495).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) are incorporated by reference in this Registration Statement:

a)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on February 27, 2024 (File No. 001-10765);
b)
The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 8, 2024 (File No. 001-10765);
c)
The Company’s Current Reports on Form 8-K filed with the Commission on January 2, 2024, March 25, 2024, April 1, 2024 and May 16, 2024 (File No. 001-10765); and
d)
The description of the Company’s securities contained in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on February 26, 2020 (File No. 001-10765), and as amended by any subsequent amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement indicating that all of the securities offered hereunder have been sold, or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Description
4.1

Universal Health Services, Inc. Restated Certificate of Incorporation, and Amendments thereto (incorporated herein by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997) (P).

4.2

Amendment to the Restated Certificate of Incorporation of Universal Health Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 3, 2001).

4.3	Amended and Restated Bylaws of Universal Health Services, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 22, 2022).

4.4

Universal Health Services, Inc. Amended and Restated 2020 Omnibus Stock and Incentive Plan, as amended by the Amendment thereto (incorporated herein by reference to Exhibit A to the Company’s Proxy Statement filed on April 4, 2024).

4.5	Universal Health Services, Inc. Amended and Restated Employee Stock Purchase Plan (incorporated herein by reference to Exhibit B to the Company’s Proxy Statement filed on April 4, 2024).

5.1*	Opinion of Norton Rose Fulbright US LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Norton Rose Fulbright US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature page).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on the 29th day of May, 2024.

UNIVERSAL HEALTH SERVICES, INC.

By:	/s/ Marc D. Miller
Marc D. Miller
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc D. Miller and Steve Filton, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ ALAN B. MILLER Alan B. Miller	Executive Chairman of the Board	May 29, 2024

/s/ MARC D. MILLER Marc D. Miller	Director, President and Chief Executive Officer (Principal Executive Officer)	May 29, 2024

/s/ NINA CHEN-LANGENMAYR Nina Chen-Langenmayr	Director	May 29, 2024

/s/ EILEEN C. MCDONNELL Eileen C. McDonnell	Director	May 29, 2024

/s/ WARREN J. NIMETZ Warren J. Nimetz	Director	May 29, 2024

/s/ MARIA SINGER Maria Singer	Director	May 29, 2024

/s/ ELLIOTT J. SUSSMAN M.D. Elliot J. Sussman M.D.	Director	May 29, 2024

/s/ STEVE FILTON Steve Filton	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	May 29, 2024